Exhibit 3.22
AMENDED AND RESTATED BYLAWS
OF
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

Adopted as of August 30, 2023

ARTICLE I
OFFICES

Keystone Automotive Industries, Inc. (the “Corporation”) may have such offices, including registered offices, at such places both within and outside the State of California as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meeting. If required by applicable law, the annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place, if any, within or outside the State of California as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
Section 2.    Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by applicable law or by the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the members of the Board of Directors then in office, or the holder of shares of the Corporation’s capital stock entitled to cast not less than 10 percent of the votes at such special meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 3.    Notice of Meetings. Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice of meetings may be given by any means described in Section 118 of the California Corporations Code.
Section 4.    Quorum and Adjournment. Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment provided that any action taken, other than adjournment, shall be approved by at least a majority of the shares required to constitute a quorum. If, however, such majority shall not be present or represented at any meeting of the stockholders, the vote of a majority of the shares represented either in person or by proxy, although less than a quorum, shall have the power to adjourn the meeting to another time and place.
Section 5.    Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place (or by means of remote communications), and notice need not be given of any such adjourned meeting if the time and place (if any) thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
Section 6.    Vote Required. Except as otherwise provided by applicable law, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities or by the Articles of Incorporation:
(a)    members of the Board of Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and
(b)    whenever any corporate action other than the election of directors is to be taken, it shall be authorized by the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.
Section 7.    Manner of Voting; Proxies. At each meeting of the stockholders of the Corporation, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him or her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall be entitled to vote each share of capital stock having voting power registered in his or her name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting, unless the writing states that it is irrevocable and satisfies Section 705(e) of the California Corporations Code, in which event it is irrevocable for the period specified in said writing and said Section 705(e).
Section 8.    Stockholder Action Without a Meeting. Except as otherwise provided by applicable law or by the Articles of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents given by a sufficient number of the holders to take the action were delivered to the Corporation. Such notice shall be delivered in compliance with Section 601(b) and Section 603(b)(2) of the California Corporations Code.

Section 9.    Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If any meeting of the stockholders is adjourned for more than 45 days from the date set for the original meeting, the Board of Directors shall fix a new record date for determining the stockholders entitled to notice of and to vote at such adjourned meeting. If no record date is fixed:
(a)    the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;
(b)    the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given; and
(c)    the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
Section 10.    Consent of Absentees. The transactions of any meeting of stockholders, however called or noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver, notice, or consent need not specify the business transacted or purpose of the meeting, except as required by Section 601 of the California Corporations Code. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 11.    Cumulative Voting for Election of Directors. Provided the candidate’s name has been placed in nomination prior to the voting and one or more stockholders has given notice at the meeting prior to the voting of the stockholder’s intent to cumulate the stockholder’s votes, every stockholder entitled to vote at any election for directors shall have the right to cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are normally entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder shall think fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.
ARTICLE III
DIRECTORS

Section 1.    Number; Term of Office. Subject to the Articles of Incorporation and Section 212(a) of the California Corporations Code, the number of directors which shall constitute the whole Board of Directors shall be not less than one (1) and not more than seven (7). The exact number of directors shall be determined by resolution of the Board of Directors, and the initial number of directors shall be two (2). The directors need not be stockholders. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.
Section 2.    General Powers. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the California Corporations Code requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Articles of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. Directors must be natural persons.
Section 3.    Resignations. Any director may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.
Section 4.    Removal. Except as prohibited by applicable law or the Articles of Incorporation, the stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof; provided, however, that unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected. If one or more directors are so removed at a meeting of stockholders, the stockholders may elect new directors at the same meeting.
Section 5.    Vacancies. Except for a vacancy created by the removal of a director, all vacancies on the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors or, if the number of directors then in office is less than a quorum, by (a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the California Corporations Code, or (c) a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the stockholders. Vacancies created by the removal of a director may be filled only by approval of the stockholders. The stockholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.
Section 6.    Place of Directors’ Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of California.
Section 7.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice on such dates and at such times and places, if any, within or without the State of California, as shall from time to time be determined by the Board of Directors.
Section 8.    Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or any Vice President, or the Secretary or any two directors. Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail or other electronic means to each director at least 48 hours before the meeting, or sent to each director by first class mail, postage prepaid, at least four days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.
Section 9.    Quorum and Powers of a Majority. At all meetings of the Board of Directors or committee of the Board of Directors, a majority of the Board of Directors or committee, as the case may be, shall constitute a quorum for the transaction of business, and except in cases in which the Articles of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the Board of Directors or committee present at a meeting at which a quorum is present shall be the act of the Board of Directors or of such committee. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors leaving less than a quorum, if any action is approved by at least a majority of the directors who constitute the required quorum for the meeting. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the Board of Directors consists of only one director, such sole director shall constitute a quorum. If a meeting is adjourned for more than 24 hours, notice of the adjournment to another time and place shall be given before the adjourned meeting to each director not present at the time of the adjournment. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting
Section 10.    Manner of Acting.
(a)    Members of the Board of Directors may participate in a meeting through use of conference telephone, electronic video screen communication, or electronic transmission by and to the Corporation. Participation in a meeting through use of conference telephone or electronic video screen communication constitutes presence in person at that meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication), presence in person at that meeting if both of the following apply: (i) each member participating in the meeting can communicate with all of the other members concurrently; and (ii) each member is provided the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation.
(b)    Unless otherwise restricted by the Articles of Incorporation, these Bylaws, or applicable law (including Section 307(b) of the California Corporations Code) any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11.    Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. ny such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve any action that requires approval of the stockholders or approval of the outstanding shares under applicable law, (ii) fill vacancies on the Board of Directors or any committee, (iii) fix the compensation of directors for service on the Board of Directors or any committee, (iv) amend or repeal bylaws or adopt new bylaws, (v) adopt, amend or repeal any resolution of the full Board of Directors that by its express terms is not so amendable or repealable, (vi) authorize distributions to stockholders, except at a rate, in a periodic amount, or within a range set out in the Articles of Incorporation or determined by the Board of Directors, or (vii) appoint other committees or members of other committees.
Section 12.    Minutes of Committee Meetings. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
Section 13.    Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation, these Bylaws, or applicable law, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
OFFICERS

Section 1.    Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Chief Financial Officer. The Board of Directors may also elect such other officers as the Board of Directors may from time to time deem appropriate or necessary, including a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Article IV, Section 3 hereof. At the time of the appointment of officers, the directors may by resolution determine the order of their rank. Unless the Articles of Incorporation or these Bylaws otherwise provide, any two or more offices may be held by the same person to the extent permitted by Section 312(a) of the California Corporations Code.
Section 2.    Election of Officers, Qualification and Term, and Vacancies. The officers of the Corporation shall be appointed from time to time by the Board of Directors and shall hold office at the pleasure of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

Section 3.    Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 4.    Removal. Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party.
Section 5.    Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the date of the receipt of such notice by the Board of Directors or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 6.    Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a member of the Board of Directors.
Section 7.    Chairman of the Board. The Chairman of the Board, if such an officer be appointed, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall, in addition be the Chief Executive Officer of the Corporation, and shall have the powers and duties prescribed in Section 8 of this Article IV.
Section 8.    President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
Section 9.    Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President, if any, shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.
Section 10.    Secretary and Assistant Secretaries.
(a)    The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book or electronic record to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. The Secretary shall keep in safe custody the seal of the Corporation (to the extent the Board of Directors determines to cause the Corporation to have a seal), and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.
(b)    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 11.    Treasurer and Assistant Treasurers.
(a)    The Treasurer, if such an officer be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
(b)    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 12.    Chief Financial Officer and Assistant Chief Financial Officers.
(a)    The Chief Financial Officer (who shall also be the Treasurer if the Board of Directors does not designate another officer to hold that office) shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and shall perform all other duties as the Board of Directors, the Chairman of the Board or the President shall assign.
(b)    The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Chief Financial Officer shall keep and maintain the Corporation’s books of account and shall render to the Chairman of the Board or the President, and the Board of Directors an account of all of their transactions as Chief Financial Officer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the Chairman of the Board or the President, or the Board of Directors at any time.

(c)    The Assistant Chief Financial Officer or if there shall be more than one, the Assistant Chief Financial Officers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Chief Financial Officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall perform all other duties as the Board of Directors, the Chairman of the Board or the President shall prescribe.
ARTICLE V
STOCK

Section 1.    Certificates. Every holder of capital stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation certifying the number of shares represented by the certificate owned by such holder of capital stock in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 2.    Statement of Stock Rights, Preferences, Privileges. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by the California Corporations Code, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations and restrictions thereof.
Section 3.    Transfers. Transfers of capital stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, provided such succession, assignment, or transfer is not prohibited by the Articles of Incorporation, these Bylaws, applicable law, or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.
Section 4.    Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate with respect to capital stock of the Corporation to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the California Corporations Code.
Section 6.    Additional Powers of the Board.
(a)    In addition to those powers set forth in Section 2 of Article III, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of capital stock subject to the provisions of the California Corporations Code.
(b)    The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.
ARTICLE VI
MISCELLANEOUS

Section 1.    Place and Inspection of Books.
(a)    The books of the Corporation other than such books as are required by law to be kept within the State of California, and such other records required by law, shall be kept in such place or places either within or without the State of California as the Board of Directors may from time to time determine.
(b)    The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders of the Corporation entitled to examine the list of stockholders required by this Section 1(b) of Article VI or to vote in person or by proxy at any meeting of stockholders.
(c)    The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the

Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders’ rights in respect thereof.
Section 2.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.
Section 3.    Payment of Dividends. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the Board of Directors may abolish any such reserve.
Section 4.    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
Section 5.    Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year.
Section 6.    Manner of Giving Notice. Whenever, under the provisions of the California Corporations Code or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any member of the Board of Directors or any stockholder of the Corporation, it shall not be construed to mean personal notice, but such notice may be given in writing, by mailing (as such term is defined in Section 113 of the California Corporations Code) addressed to such member of the Board of Directors or stockholder, at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mails, postage prepaid. Any other notice shall be deemed to have been given in accordance with Section 118 of the California Corporations Cde. Notice to members of the Board of Directors or, subject to the terms of the California Corporations Code, stockholders of the Corporation, may also be given in the manner described in Section 118 of the California Corporations Code.
Section 7.    Waiver of Notice. Whenever any notice is required to be given under the provisions of the California Corporations Code or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to said notice.
Section 8.    Annual Report. The Annual Report to stockholders, described in the California Corporations Code, is expressly waived and dispensed with until such time as the Corporation has more than 100 stockholders.
Section 9.    Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.
Section 10.    Paragraph Titles. The titles of the paragraphs have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 11.    Amendment. Bylaws may be adopted, amended, or repealed by the vote or the written consent of stockholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of stockholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that a Bylaw or amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if these Bylaws permit an indefinite number of directors and the Bylaw or amendment thereof adopted by the Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.
Section 12.    Indemnification of Corporate Agents. The Corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person’s having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible under the California Corporations Code and the Corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of Section 317 of the California Corporations Code. The terms “agent,” “proceeding” and “expenses” made in this Article VI, Section 15 shall have the same meaning as such terms in said Section 317.
Section 13.    Amendment and Restatement. These Bylaws shall be deemed to supersede and replace any bylaws of the Corporation which may have existed prior to the date set forth on the cover page of these Bylaws. Any and all such prior bylaws are hereby terminated ab initio and shall have no further force or effect.